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                                                                      EXHIBIT 12

                      THE CIT GROUP, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                                       NINE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                    1998                1997
                                                                  --------            --------
Net income                                                        $  251.5            $  239.1

Provision for income taxes                                           138.0               137.5
                                                                  --------            --------

Earnings before provision for income taxes                           389.5               376.6
                                                                  --------            --------


Fixed charges:
  Interest and debt expense on indebtedness                          766.2               693.7
  Minority interest in subsidiary trust holding solely
   debentures of the company                                          14.4                11.5
  Interest factor - one third of rentals on
   real and personal properties                                        7.4                 6.7
                                                                  --------            --------

  Total fixed charges                                                788.0               711.9
                                                                  --------            --------


    Total earnings before provision for income
     taxes and fixed charges                                      $1,177.5            $1,088.5
                                                                  ========            ========


Ratios of earnings to fixed charges                                  1.49x               1.53x
                                                                  ========            ========
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